Exhibit 8.2
[Form of Opinion of Simpson Thacher & Bartlett LLP]
[Simpson Thacher & Bartlett LLP Letterhead]
[ ]      , 2007
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, PA 15258-0001
Re:      Mellon/BNY Merger
Ladies and Gentlemen:
     We have acted as counsel to Mellon Financial Corporation, a Pennsylvania corporation (“Mellon”), in connection with the Agreement and Plan of Merger, dated December 3, 2006, as amended and restated as of February 23, 2007, (including the exhibits thereto, the “Agreement”), between Mellon, The Bank of New York Company, Inc., a New York corporation (“BNY”), and The Bank of New York Mellon Corporation, a newly organized Delaware corporation (“Newco”), pursuant to which Mellon shall be merged with and into Newco with Newco surviving (the “First Step Merger”), and, immediately thereafter, BNY shall be merged with and into Newco with Newco surviving (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”) on the terms and conditions set forth therein. The time at which the Mergers become effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. []) (as amended, the “Registration Statement”) filed by Newco with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Mergers pursuant to the Agreement and to which this opinion appears as an exhibit.
     We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Mellon, BNY and Newco delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such

Mellon Financial Corporation	-2-	[ ], 2007
latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
     In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Agreement, (ii) the statements concerning the Mergers set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Mellon, BNY and Newco in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Mellon, BNY and Newco or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Transaction—Material United States Federal Income Tax Consequences.”
     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.
     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,